                                                   Filed Pursuant to Rule 433
                                                   Registration Nos. 333-132370
                                                   and 333-132370-01



[CITIGROUP LOGO]
  corporate and
  investment banking


  EQUITY FIRST
  Opportunity First


OFFERING SUMMARY
(Related to the Pricing Supplement, No. 2006-MTNDD046
Subject to Completion. Dated October 24, 2006)

CITIGROUP FUNDING INC.
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.
Medium-Term Notes, Series D





                                                   Stock Market Upturn Notes(SM)


                                                                  Based upon the
                                                DOW JONES INDUSTRIAL AVERAGE(SM)
                                                                        Due 2008

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (File No. 333-132370) and the other documents Citigroup Funding and Citigroup have filed with the SEC for more complete information about Citigroup Funding, Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus by calling toll-free 1-877-858-5407.


 Investment Products    Not FDIC Insured    May Lose Value    No Bank Guarantee


October 24, 2006
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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STOCK MARKET UPTURN NOTES(SM)
2

STOCK MARKET
UPTURN NOTES(SM)
BASED UPON THE DOW JONES
INDUSTRIAL AVERAGE(SM)
DUE 2008

This offering summary represents a summary of the terms and conditions of the Stock Market Upturn Notes. We encourage you to read the preliminary pricing supplement and accompanying prospectus supplement and prospectus related to this offering. Capitalized terms used in this summary are defined in "Preliminary Terms" on page 4.

Overview of the Stock Market Upturn Notes

The Stock Market Upturn Notes(sm) Based Upon the Dow Jones Industrial Average(sm) due 2008 ("the Notes") are equity-linked securities issued by Citigroup Funding Inc. that have a maturity of approximately 1.5 years. Some key characteristics of the Notes include:

-- Leveraged upside participation. The Notes are equity-linked investments that offer investors leveraged participation in the upside growth potential of the Dow Jones Industrial Average up to a maximum total return of approximately 15% to 18% (to be determined on the Pricing Date). Thus, if the performance of the Dow Jones Industrial Average is positive -- if the closing value of the Index on the Valuation Date is greater than the closing value of the Index on the Pricing Date (regardless of the value of the Index at any other time during the term of the Notes) -- then you will participate in such positive return at a rate of approximately 300% up to the maximum total return. If the performance of the Dow Jones Industrial Average is negative -- if the closing value of the Index on the Valuation Date is less than the closing value of the Index on the Pricing Date (regardless of the value of the Index at any other time during the term of the Notes) -- you will participate fully in such decline but not on a leveraged basis.

-- No principal protection. The Notes are not principal protected. If the performance of the Dow Jones Industrial Average is negative, you will participate fully in such decline and the value of the Notes at maturity will be less than the amount of your initial investment and could be zero.

-- No periodic income payments. The Notes do not offer current income, which means that you will not receive any periodic interest or other payments on the Notes prior to maturity. You will also not receive any dividend payments or other distributions, if any, on the stocks comprising the Dow Jones Industrial Average. Instead, the return on the Notes, which is based on the performance of the Dow Jones Industrial Average and could be positive, negative or zero, is paid at maturity.
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               3

The Notes are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent company. The Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and, as a result of the guarantee, any payments due under the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup. The return of the principal amount of your investment in the Notes is not guaranteed.

Types of Investors
The Notes may be an appropriate investment for the following types of investors:

-- Investors possessing a moderate growth view on the Dow Jones Industrial Average who are looking for leveraged upside exposure to such index, subject to a maximum total return, and who can withstand the risk of losing the principal amount of their investment.

-- Investors who seek to add a U.S. based equity index-linked investment to further diversify their portfolio.

-- Current or prospective holders of exchange-traded funds benchmarked to the Dow Jones Industrial Average or similar index.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY FIRST A FA
STOCK MARKET UPTURN NOTES(SM)
4

Preliminary Terms


  Issuer:                       Citigroup Funding Inc.
  -----------------------------------------------------------------------------------------
  Security:                     Stock Market Upturn Notes(sm) Based Upon the Dow Jones
                                Industrial Average(sm)
  -----------------------------------------------------------------------------------------
  Guarantee:                    Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent
                                company; however, because the Notes are not principal
                                protected, you may receive a payment at maturity with a
                                value less than the amount you initially invest
  -----------------------------------------------------------------------------------------
  Rating of the Issuer's        Aa1/AA- (Moody's/S&P) based upon the Citigroup guarantee
  Obligations:
  -----------------------------------------------------------------------------------------
  Principal Protection:         None
  -----------------------------------------------------------------------------------------
  Pricing Date:                            , 2006
  -----------------------------------------------------------------------------------------
  Issue Date:                   Three business days after the Pricing Date
  -----------------------------------------------------------------------------------------
  Valuation Date:               Three business days before the Maturity Date
  -----------------------------------------------------------------------------------------
  Maturity Date:                Approximately 1.5 years after the Issue Date
  -----------------------------------------------------------------------------------------
  Underlying Index:             Dow Jones Industrial Average
  -----------------------------------------------------------------------------------------
  Issue Price:                  $10.00 per Note
  -----------------------------------------------------------------------------------------
  Coupon:                       None
  -----------------------------------------------------------------------------------------
  Amount To Be Received at      For each $10 Note, $10 plus an Index Return Amount, which
  Maturity:                     may be positive, zero or negative
  -----------------------------------------------------------------------------------------
  Index Return Amount:          (1)   If the Index Return is positive, $10 * Index Return
                                      * Upside Participation Rate
                                (2)   If the Index Return is zero, $0
                                (3)   If the Index Return is negative, $10 * Index Return
  -----------------------------------------------------------------------------------------
  Index Return:                     Will equal the following fraction, expressed as a
                                                       percentage:
                                              Ending Value - Starting Value
                                           -----------------------------------
                                                      Starting Value
                                provided that the Index Return cannot be greater than a
                                maximum level which is expected to be approximately 5% to
                                6% (to be determined on the Pricing Date)
  -----------------------------------------------------------------------------------------
  Starting Value:               The closing value of the Underlying Index on the Pricing
                                Date
  -----------------------------------------------------------------------------------------
  Ending Value:                 The closing value of the Underlying Index on the Valuation
                                Date
  -----------------------------------------------------------------------------------------
  Upside Participation Rate:    Approximately 300% (to be determined on the Pricing Date)
  -----------------------------------------------------------------------------------------
  Listing:                      Application will be made to list the Notes on the American
                                Stock Exchange under the symbol "SKJ"
  -----------------------------------------------------------------------------------------
  Calculation Agent:            Citigroup Global Markets Inc.
  -----------------------------------------------------------------------------------------
  Agent's Discount:             1.75%
  -----------------------------------------------------------------------------------------

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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               5

Benefits of the Notes
-- Leveraged Growth Potential. The Index Return Amount payable at maturity is based on the Ending Value of the Underlying Index on the Valuation Date and on the Upside Participation Rate, enabling you to participate in approximately three times the appreciation, if any, on the Underlying Index subject to a maximum total return of approximately 15% to 18% (to be determined on the Pricing Date) over the term of the Notes.

-- Diversification. The Notes may provide a degree of diversification within the equity portion of an investor's portfolio through exposure to the Underlying Index.

Key Risk Factors for the Notes
An investment in the Notes involves significant risks. While some of these risks are summarized below, please review the "Risk Factors Relating to the Notes" section of the preliminary pricing supplement related to this offering for a full description of risks.

-- Potential for Loss. The amount you receive at maturity on the Notes will depend on the value of the Underlying Index on the Valuation Date. If the value of the Underlying Index on the Valuation Date is below the Starting Value, the amount you receive at maturity will be less than the amount of your initial investment in the Notes and could be zero, even if the value of the Underlying Index exceeded the Starting Value at one or more times over the term of the Notes.

-- Appreciation Is Capped. The maximum return on the Notes will be capped at approximately 15% to 18% (to be determined on the Pricing Date) even though you will be subject to the full risk of a decline in the value of the Underlying Index. If the Ending Value of the Underlying Index exceeds the Starting Value by an amount greater than the potential maximum return on the Notes, the Notes will provide less opportunity for appreciation than an investment in a similar security that is directly linked to the appreciation of the Underlying Index and is not subject to a maximum return or an investment in the stocks comprising the Underlying Index. (See the examples under "What You Could Receive at
      Maturity -- Hypothetical Examples" below).

-- No Periodic Payments. You will not receive any periodic payments of interest or any other periodic payments on the Notes. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks comprising the Underlying Index.

-- Potential for a Lower Comparable Yield. The Notes do not pay any periodic interest. As a result, if the Ending Value of the Underlying Index does not increase sufficiently from its Starting Value, taking into account the Upside Participation Rate, the effective yield on the Notes will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

-- Secondary Market May Not Be Liquid. Citigroup Funding will apply to list the Notes on the American Stock Exchange but there is no assurance that a secondary market will develop or continue for the term of the Notes. Although Citgroup Global Markets intends to make a market in the Notes, it is not obligated to do so.

-- Resale Value of the Notes May be Lower Than Your Initial Investment. Due to, among other things, changes in the prices of and dividend yields on the stocks comprising the Underlying Index, interest rates, the earnings performance of the issuers of the stocks comprising the Underlying Index, other economic conditions and Citigroup Funding and Citigroup's perceived creditworthiness, the Notes may trade at prices below their initial
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STOCK MARKET UPTURN NOTES(SM)
6

      issue price of $10 per Note. You could receive substantially less than the amount of your initial investment if you sell your Notes prior to maturity.

-- Fees and Conflicts. Citigroup Global Markets and its affiliates involved in this offering are expected to receive compensation for activities and services provided in connection with the Notes. Further, Citigroup Funding expects to hedge its obligations under the Notes through the trading of the stocks comprising the Underlying Index or other instruments, such as options, swaps or futures, based upon the Underlying Index by one or more of its affiliates. Each of Citigroup Funding's or its affiliates' hedging activities and Citigroup Global Markets' role as the Calculation Agent for the Notes may result in a conflict of interest.

-- Citigroup Credit Risk. The Notes are subject to the credit risk of Citigroup, Citigroup Funding's parent company and the guarantor of any payments due on the Notes.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               7

Certain U.S. Federal Income Tax Considerations
The following summarizes certain federal income tax considerations for U.S. investors that are initial holders of the Notes and that hold the Notes as capital assets.

For U.S. federal income tax purposes, the Notes generally should be treated as a cash-settled capped variable forward contract on the value of the Underlying Index at maturity, under which an amount equal to the purchase price of the Notes is treated as a non-interest-bearing cash deposit to be applied at maturity in full satisfaction of the holder's payment obligation under the forward contract. Thus a holder's tax basis in a Note generally will equal the holder's cost for that Note. Upon the sale or other taxable disposition of a Note, a holder who is a U.S. person generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the holder's tax basis in the Notes. Such gain or loss generally will be long-term capital gain or loss if the holder has held the Notes for more than one year at the time of disposition. Under the above characterization, at maturity a holder who is a U.S. person will recognize capital gain or loss equal to any difference between the amount of cash received from Citigroup Funding and the holder's tax basis in the Notes at that time. Such gain or loss generally will be long-term gain or loss if the holder has held the Notes for more than one year at maturity.

No statutory, judicial or administrative authority directly addresses the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. Accordingly, a prospective investor (including a tax-exempt investor) in the Notes should consult his or her tax advisor in determining the tax consequences of an investment in the Notes, including the application of State, Local or other tax laws and the possible effects of changes in Federal or other tax laws.

In the case of a holder of a Note that is not a U.S. person the payments made with respect to the Notes will not be subject to U.S. withholding tax, provided that the holder complies with applicable certification requirements (including in general the furnishing of an IRS form W-8 or substitute form). Any capital gain realized upon the sale or other disposition of the Notes should not be subject to U.S. federal income tax if:

     1. such gain is not effectively connected with a U.S. trade or business of such holder, and

     2. in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

You should refer to the preliminary pricing supplement related to this offering for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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STOCK MARKET UPTURN NOTES(SM)
8

The Dow Jones Industrial Average(sm)

Unless otherwise stated, we have derived all information regarding the Underlying Index, including its composition, method of calculation and changes in components, from Dow Jones & Company, Inc. ("Dow Jones"), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Underlying Index at any time. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the Underlying Index.

General. The Dow Jones Industrial Average is published by Dow Jones. The Dow Jones Industrial Average is a price-weighted index, which means an underlying stock's weight in the Dow Jones Industrial Average is based on its price per share rather than the total market capitalization of the issuer, and is designed to provide an indication of the composite price performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The underlying stocks of the Dow Jones Industrial Average are selected by the editors of The Wall Street Journal. Changes in the composition of the Dow Jones Industrial Average are made entirely by the editors of The Wall Street Journal without consultation with the corporations represented in the Dow Jones Industrial Average, any stock exchange, any official agency or Citigroup Funding.

The following graph illustrates the historical performance of the Underlying Index based on the closing values thereof at the end of each year from December 1945 through December 2005. Past movements of the Underlying Index are not indicative of future Underlying Index values.

                        [Yearly Closing Values Graphic]

The closing value of the Underlying Index on October 23, 2006 was 12116.91. Monthly historical closing values for the Underlying Index and additional information on the Underlying Index, including its makeup, method of calculation and changes in its components, are included in the preliminary pricing supplement related to this offering under "Description of the Dow Jones Industrial Average."
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               9

License Agreement. Dow Jones and Citigroup Global Markets Limited, an affiliate of Citigroup Funding, have entered into a non-exclusive license agreement providing for the license to Citigroup Funding, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain securities, including the Notes.

The license agreement between Dow Jones and Citigroup Global Markets Limited provides that the following language must be stated in this offering summary.

"The Notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. Dow Jones' only relationship to Citigroup Funding is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average, which is determined, composed and calculated by Dow Jones without regard to Citigroup Funding or the Notes. Dow Jones has no obligation to take the needs of Citigroup Funding or the holders of the Notes into consideration in determining, composing or calculating the Dow Jones Industrial Average. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERGE OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND CITIGROUP FUNDING."
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10

What You Could Receive at Maturity -- Hypothetical Examples

The examples below show hypothetical amounts you could receive at maturity on the Notes for a range of Ending Values of the Dow Jones Industrial Average. The examples of hypothetical amounts you could receive at maturity set forth below are intended to illustrate the effect of different Ending Values of the Dow Jones Industrial Average on the amount you could receive on the Notes at maturity. All of the hypothetical examples are based on the following assumptions:

-  Issue Price: $10.00 per Note     -  Upside Participation Rate: 300%
-  Maximum Index Return: 5.75%      -  Annualized dividend yield of the Underlying Index: 2.17%
-  Starting Value: 11980.00         -  Maturity: 1.5 years

The following examples are for purposes of illustration only. The actual amount you receive at maturity will depend on the actual Index Return Amount, which, in turn, will depend on the actual Starting Value, Ending Value, maximum Index Return and Upside Participation Rate.

                                         Total Return                                                Amount Received
                                            on the               Return           Index Return         at Maturity
  Ending Value      Index Return      Underlying Index*       on the Notes           Amount              per Note
---------------------------------------------------------------------------------------------------
         0            -100.00%              -96.75%              -100.00%            -$10.00                $0.00
-----------------------------------------------------------------------------------------------------------------------
      5990             -50.00%              -46.75%               -50.00%             -$5.00                $5.00
-----------------------------------------------------------------------------------------------------------------------
      8985             -25.00%              -21.75%               -25.00%             -$2.50                $7.50
-----------------------------------------------------------------------------------------------------------------------
      9285             -22.50%              -19.25%               -22.50%             -$2.25                $7.75
-----------------------------------------------------------------------------------------------------------------------
      9584             -20.00%              -16.75%               -20.00%             -$2.00                $8.00
-----------------------------------------------------------------------------------------------------------------------
      9884             -17.50%              -14.25%               -17.50%             -$1.75                $8.25
-----------------------------------------------------------------------------------------------------------------------
     10183             -15.00%              -11.75%               -15.00%             -$1.50                $8.50
-----------------------------------------------------------------------------------------------------------------------
     10483             -12.50%               -9.25%               -12.50%             -$1.25                $8.75
-----------------------------------------------------------------------------------------------------------------------
     10782             -10.00%               -6.75%               -10.00%             -$1.00                $9.00
-----------------------------------------------------------------------------------------------------------------------
     11082              -7.50%               -4.25%                -7.50%             -$0.75                $9.25
-----------------------------------------------------------------------------------------------------------------------
     11381              -5.00%               -1.75%                -5.00%             -$0.50                $9.50
-----------------------------------------------------------------------------------------------------------------------
     11681              -2.50%                0.75%                -2.50%             -$0.25                $9.75
-----------------------------------------------------------------------------------------------------------------------
     11980               0.00%                3.26%                 0.00%              $0.00               $10.00
-----------------------------------------------------------------------------------------------------------------------
     12280               2.50%                5.75%                 7.50%              $0.75               $10.75
-----------------------------------------------------------------------------------------------------------------------
     12579               5.00%                8.26%                15.00%              $1.50               $11.50
-----------------------------------------------------------------------------------------------------------------------
     12879               7.50%               10.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     13178              10.00%               13.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     13478              12.50%               15.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     13777              15.00%               18.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     14077              17.50%               20.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     14376              20.00%               23.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     14676              22.50%               25.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     14975              25.00%               28.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     15275              27.50%               30.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     15574              30.00%               33.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     15874              32.50%               35.76%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------
     16173              35.00%               38.26%                17.25%              $1.73               $11.73
-----------------------------------------------------------------------------------------------------------------------

* Assumes dividend yield on the Underlying Index is compounded annually and is not re-invested.
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                                                                              11

ERISA and IRA Purchase Considerations
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the Notes as long as either (A)(1) no Citigroup Global Market affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the Notes or renders investment advice with respect to those assets and (2) such plan or retirement account is paying no more than adequate consideration for the Notes or (B) its acquisition and holding of the Notes is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

Additional Considerations
If no closing value of the Underlying Index is available on the Valuation Date, the Calculation Agent may determine the Ending Value in accordance with the procedures set forth in the preliminary pricing supplement related to this offering. In addition, if the Underlying Index is discontinued, the Calculation Agent may determine the Ending Value by reference to a successor index or, if no successor index is available, in accordance with the procedures last used to calculate the Underlying Index prior to any such discontinuance. You should refer to the sections "Description of the Notes -- Index Return Amount" and "-- Discontinuance of the Dow Jones Industrial Average" in the preliminary pricing supplement related to this offering for more information.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers.

Client accounts over which Citigroup or its affiliates have investment discretion are NOT permitted to purchase the Notes, either directly or indirectly.

                            www.des.citigroupcib.com

Stock Market Upturn Notes(SM) is a service mark of Citigroup Global Markets Inc.
(C) 2006 Citigroup Global Markets Inc. Member SIPC. CITIGROUP and the Umbrella Device are trademarks and service marks of Citigroup Inc. and its affiliates and are used and registered throughout the world.